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                                                                     Exhibit 3.7

                            ARTICLES OF INCORPORATION

                         (Under Chapter 1701.01 et seq.)
                               Profit Corporation

          The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Section 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

          FIRST. The name of said corporation shall be Medex Medical Instrumentation Incorporated, Inc.

          SECOND. The place in Ohio where its principal office is to be located is

          Hilliard, Franklin                                         County.
          -----------------------------------------------------
          (City, Village or Township)

          THIRD: The purposes for which it is formed are: A. To manufacture, assemble and sell as distributor, wholesaler, retailer or otherwise, and to act as an agent or broker in the sale of medical, electrical and mechanical components and assemblies, including, without limitation of the foregoing, medical, electrical, and mechanical instruments, parts and equipment for medical, hospital and commercial use.

          B. To engage in any other lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

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          FOURTH: The number of shares which the corporation is authorized to
have outstanding is     (Please state whether shares are common or preferred and
their par value, if any.)    750 common shares, par value 1 CENTS

          FIFTH. The amount of stated capital with which the corporation shall begin business is Five Hundred ($ 500.00)

          SIXTH. A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise; not shall any transaction, contract or act of the corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer or any firm of which such director or officer is a member or any corporation of which such director or officer is shareholder, director or officer, is in any way interested in such transaction, contract or act, provided the fact that such director, officer, firm or corporation is so interested shall be disclosed or shall be known to all of the directors, or to such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract, transaction or act shall be taken; nor shall any such director or officer be accountable or responsible to the corporation for or in respect of any such transaction, contract or act of the corporation, or for any gains or profits realized by him by reason of the fact that he is a shareholder, officer or director, is interested in such transaction, contract or act and any such director or officer, if such officer is a director, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or take action in respect of any such contract, transaction or act, and may be voted thereat to authorize, ratify or approve any such contract, transaction or act, with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder, officer or director, were not interested in such transaction, contract or act.

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          IN WITNESS WHEREOF, We have hereto subscribed our names, this 4th day of December 1985.

                                  Medex Medical Instrumentation Incorporated
                                --------------------------------------------
                                            (Name of Corporation)

                                      Medex, Inc.

                                By: /s/ Robert E. Boyd, Jr. , Incorporator
                                   -------------------------
                                    Robert E. Boyd, Jr., Secretary, Medex, Inc.

                                By:                               , Incorporator
                                   -------------------------------

                                By:                               , Incorporator
                                   -------------------------------

                  Print or type Incorporator's Names beneath their signatures.


          Articles will be returned unless accompanied by form designating statutory agent. See 1701.07, Revised Code of Ohio.

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                            CERTIFICATE OF AMENDMENT
                         BY SHAREHOLDERS TO ARTICLES OF

                   Medex Medical Instrumentation Incorporated
--------------------------------------------------------------------------------
                              (Name of Corporation)
                                     667154
                       -----------------------------------
                                (charter number)

          Dominick A. Arena           , who is the      President
--------------------------------------             --------------------
               (name)                                   (title)
of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)
/ / a meeting of the shareholders was duly called and held on ________, at which meeting a quorum of the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise ____% of the voting power of the corporation,

/X/ in writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

      RESOLVED, that the Articles of Incorporation of the Corporation be amended by changing the Article thereof numbered "SECOND" so that, as amended, said Article shall be and read as follows:

      SECOND: The place in Ohio where the principal office of the Corporation is to be located is the City of Dublin, County of Franklin.


IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the
corporation, has hereunto subscribed    his   name on   February 22, 2001
                                      -------           -----------------
                                     (his/her)                (date)


                                   Signature: /s/ Dominick A. Arena
                                              ----------------------------------

                                    Title:              President
                                          --------------------------------------

                                  Page 1 of 1



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                            CERTIFICATE OF AMENDMENT
                         BY SHAREHOLDERS TO ARTICLES OF

                   Medex Medical Instrumentation Incorporated
-------------------------------------------------------------------------------
                              (Name of Corporation)

                                     667154
                   -------------------------------------------
                                (charter number)

           Dominick A. Arena                , who is the        President
-------------------------------------------               ----------------------
               (name)                                           (title)

of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

| | a meeting of the shareholders was duly called and held on ________, at which meeting a quorum of the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise ____% of the voting power of the corporation,

|X| in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

           RESOLVED, that the amendment to the Articles of Incorporation as set forth in the following resolution is hereby approved and adopted by the sole shareholder;

           FURTHER RESOLVED, that the Articles of Incorporation of the Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

           FIRST: The name of said corporation shall be Medex Cardio-Pulmonary, Inc.

           |_| Please check box if additional provisions are attached.

Provisions attached hereto are incorporated herein and made a part of these articles of incorporation.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the
corporation, has hereunto subscribed his    name on November 28, 2001
                                    -------         -----------------
                                   (his/her)             (date)

                                        Signature:/s/ Dominick A. Arena
                                                  -----------------------------

                                        Title:          President
                                              ---------------------------------